AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                GOAMERICA, INC.,

                         GOAMERICA ACQUISITION II CORP.

                                       AND

                               HOTPAPER.COM, INC.

                                TABLE OF CONTENTS

ARTICLE I....................................................................1

THE MERGER...................................................................1

  1.1   Merger; Effective Time of the Merger.................................1
  1.2   Closing; Closing Date................................................1
  1.3   Effects of the Merger................................................1
  1.4   Merger Consideration.................................................2

ARTICLE II...................................................................3

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES.....................................................3

  2.1   Effect on Capital Stock..............................................3
  2.2   Exchange of Certificates.............................................4
  2.3   Escrow of Shares.....................................................5
  2.4   Hotpaper Stock Options...............................................6
  2.5   Taking of Necessary Action; Further Action...........................7

ARTICLE III..................................................................7

REPRESENTATIONS AND WARRANTIES...............................................7

  3.1   Representations and Warranties of Hotpaper...........................7
  3.2   Representations and Warranties of GOAM and Sub......................13

ARTICLE IV..................................................................16

CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;  ADDITIONAL AGREEMENTS....16

  4.1   Conduct of Business.................................................16
  4.2   Access to Information...............................................18
  4.3   Hotpaper Stockholders' Consent......................................18
  4.4   Preparation of Proxy Statement or Information Statement.............18
  4.5   Tax Matters.........................................................19
  4.6   Breach of Representations and Warranties............................19
  4.7   Consents............................................................19
  4.8   Commercially Reasonable Efforts.....................................19
  4.9   Performance by Sub..................................................19
  4.10  FIRPTA..............................................................20

  4.11  Legal Conditions to the Merger......................................20
  4.12  Employee Matters....................................................20
  4.13  Expenses and Transfer Taxes.........................................21
  4.14  Issuance of Share Certificates......................................21
  4.15  Public Announcements................................................21
  4.16  Confidentiality.....................................................21
  4.17  Invention Assignment Agreement......................................22
  4.18  Non-Solicitation Agreement..........................................22
  4.19  Lock-Up Agreement...................................................22

ARTICLE V...................................................................23

CONDITIONS PRECEDENT........................................................23

  5.1   Conditions to Each Party's Obligation to Effect the Merger..........23
  5.2   Conditions of Obligations of GOAM and Sub...........................24
  5.3   Conditions of Obligations of Hotpaper...............................25

ARTICLE VI..................................................................26

INDEMNIFICATION.............................................................26

  6.1   Indemnification by the Stockholders.................................26
  6.2   Procedures Relating to Indemnification..............................27
  6.3   Limitation on Indemnification.......................................29
  6.4   Exclusive Remedy....................................................29
  6.5   Event of Fraud......................................................29
  6.6   Stockholder Representative..........................................29

ARTICLE VII.................................................................30

TERMINATION.................................................................30

  7.1   Termination.........................................................30

ARTICLE VIII................................................................31

GENERAL PROVISIONS..........................................................31

  8.1   Non-solicitation....................................................31
  8.2   Survival of Representations, Warranties and Agreements..............31
  8.3   Amendment...........................................................31
  8.4   Extension; Waiver...................................................31
  8.5   Notices.............................................................32
  8.6   Interpretation......................................................33


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  8.7   Counterparts........................................................33
  8.8   Entire Agreement....................................................33
  8.9   No Transfer.........................................................33
  8.10  Severability........................................................33
  8.11  Other Remedies......................................................34
  8.12  Further Assurances..................................................34
  8.13  Absence of Third Party Beneficiary Rights...........................34
  8.14  Mutual Drafting.....................................................34
  8.15  Governing Law.......................................................34
  8.16  Knowledge...........................................................34

     AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2000, by and among GOAMERICA, INC., a Delaware corporation ("GOAM"), GOAMERICA ACQUISITION II CORP., a Delaware corporation and a wholly-owned subsidiary of GOAM ("Sub") and HOTPAPER.COM, INC., a Delaware corporation ("Hotpaper").

      WHEREAS, the directors, or a majority of them, of each of the above corporations, respectively, deem it advisable for the welfare and best interests of said corporations and for the best interests of the respective stockholders of said corporations that Sub be merged with and into Hotpaper on the terms and conditions hereinafter set forth and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL").

      NOW, THEREFORE, in consideration of the foregoing premises, the provisions and the respective agreements hereinafter set forth, and in order to set forth the terms and conditions of the merger of Sub with and into Hotpaper and the mode of carrying the same into effect, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

      1.1   Merger; Effective Time of the Merger.
            ------------------------------------

      Subject to the terms and conditions of this Agreement, Sub will be merged with and into Hotpaper (the "Merger") in accordance with the DGCL. In accordance with the provisions of this Agreement, a Certificate of Merger shall be filed in accordance with the DGCL on the Closing Date (as defined in Section 1.2 below) and, except as otherwise set forth herein, each issued and outstanding share of capital stock of Hotpaper (on an as converted to Common Stock basis) shall be converted into shares of Common Stock, par value $.01 per share, of GOAM ("GOAM Common Stock"). The Merger shall become effective upon confirmation of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the date of confirmation of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time of the Merger").

      1.2   Closing; Closing Date.
            ---------------------

      The closing of the Merger (the "Closing") will take place as soon as practicable on the later of (a) the date on which Hotpaper stockholder approval is obtained, as contemplated by Section 4.3 below or (b) the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article V (the "Closing Date"), at the offices of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, unless a different date is agreed to by the parties hereto.

      1.3   Effects of the Merger.
            ---------------------

      At the Effective Time of the Merger, (a) the separate existence of Sub shall cease and Sub shall be merged with and into Hotpaper (Sub and Hotpaper are sometimes referred to collectively herein as the "Constituent Corporations" and Hotpaper after the Merger is sometimes referred to herein as the "Surviving Corporation"), (b) Hotpaper shall be a wholly-owned subsidiary of GOAM; (c) the Amended and Restated Certificate of Incorporation of Hotpaper shall be the Certificate of Incorporation of the Surviving Corporation, (d) the Bylaws of Hotpaper shall be the Bylaws of the Surviving Corporation, (e) Aaron Dobrinsky, Joseph Korb, Francis Elenio and Kevin Warnock shall be the directors of the Surviving Corporation (it being a condition to the Closing that all directors of Hotpaper other than Mr. Warnock shall have resigned on or prior to the Effective Time of the Merger), (f) Aaron Dobrinsky (Chairman), Joseph Korb (Executive Vice President), Francis Elenio (Chief Financial Officer, Treasurer and Secretary) and Kevin Warnock (President and Chief Executive Officer) shall be the officers of the Surviving Corporation and (g) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law. GOAM agrees that it will not amend the Hotpaper Certificate of Incorporation or Bylaws to adversely affect the rights of the current Hotpaper officers or directors to indemnification by Hotpaper.

      1.4   Merger Consideration.
            --------------------

      The aggregate consideration to be paid in the Merger (the "Merger Consideration") shall consist of (a) a cash payment to Kevin Warnock, as a stockholder of Hotpaper, in an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Cash Payment") and (b) an issuance to the Hotpaper stockholders of the number of shares of GOAM Common Stock which when multiplied by the average closing price of such GOAM Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the third day prior to the Closing Date (the "Average Closing Price") shall have a market value equal to $9,250,000 minus that number of shares that would have been allocated pursuant to this Section 1.4 to the Dissenting Stockholders (as defined in Section 2.1(d) below) had they not exercised their dissenter's rights under the DGCL or the CGCL (as defined in Section 2.1(d)) (the "Merger Shares"). Subject to prior delivery to GOAM from Kevin Warnock of the certificate or certificates which immediately prior to the Effective Time of the Merger represent all of the issued and outstanding shares of capital stock of Hotpaper held in his name, the Cash Payment shall be delivered on the Closing Date via wire transfer to an account designated in writing by Kevin Warnock. Except as set forth in Section 2.1(d) and subject to Section 2.3, each holder of capital stock of Hotpaper shall receive that number of Merger Shares as constitutes such stockholder's pro rata portion thereof. Each Hotpaper stockholder's pro rata portion of the Merger Shares shall be calculated by multiplying the number of shares of capital stock of Hotpaper held of record by that stockholder (on an as converted to Common Stock basis and, with respect to Kevin Warnock, after deducting the portion of such shares of capital stock for which he received the Cash Payment) (the "Warnock Shares") by the quotient obtained by dividing the aggregate number of Merger Shares by the number of shares of capital stock of Hotpaper (on an as converted to Common Stock basis and after deducting the Warnock Shares) outstanding immediately prior to the Effective Time of the Merger (the "Conversion Ratio").

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

      2.1   Effect on Capital Stock.
            -----------------------

      As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of GOAM, Sub or Hotpaper:

          (a) CAPITAL STOCK OF SUB. All issued and outstanding shares of capital stock of Sub shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK OF HOTPAPER. All shares of capital stock of Hotpaper held as treasury stock, if any, shall be canceled and no capital stock of GOAM or other consideration shall be delivered in exchange therefor.

          (c) CONVERSION OF CAPITAL STOCK OF HOTPAPER. All issued and outstanding shares of capital stock of Hotpaper (on an as converted to Common Stock basis) shall be converted into and become the right to receive the Merger Consideration in accordance with Section 1.4 hereof. All shares of capital stock of Hotpaper converted in accordance with this Section 2.1(c) shall no longer be deemed to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of record of any such shares, at the Effective Time of the Merger shall cease to have any rights with respect thereto, except the right to receive a portion of the Merger Consideration into which such shares of capital stock of Hotpaper are converted.

          (d) DISSENTERS' RIGHTS. If holders of Hotpaper Common Stock or Hotpaper Preferred Stock (each as defined in Section 3.1(d)) are entitled to dissenters' rights at the Effective Time of the Merger under Section 262 of the DGCL or under Section 13 of the California General Corporation Law ("CGCL"), the shares as to which dissenters' rights are available ("Dissenting Shares") shall not be converted into GOAM Common Stock on or after the Effective Time of the Merger, but shall instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL or the CGCL, as the case may be. The Surviving Corporation shall give GOAM prompt notice of any demand received by the Surviving
     Corporation for appraisal of Hotpaper Common Stock or Hotpaper Preferred Stock, and GOAM shall have the right to participate in all negotiations proceedings with respect to such demand. The Surviving Corporation agrees that, except with the prior written consent of GOAM, or as required under the DGCL or the CGCL, as the case may be, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Stockholder") who, pursuant to the provisions of Section 262 of the DGCL or Chapter 13 of the CGCL, becomes entitled to payment of the value of shares of Hotpaper Common Stock or Hotpaper Preferred

     Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of GOAM Common Stock to any Dissenting Stockholder who shall have failed to make an effective demand for appraisal or shall have lost his or its status as a Dissenting Stockholder, GOAM shall issue and deliver, upon surrender by such Dissenting Stockholder of his or its certificate or certificates representing shares of Hotpaper Common Stock or Hotpaper Preferred Stock, the shares of GOAM Common Stock to which such Dissenting Stockholder is then entitled under this Section
     2.1 and Section 262 of the DGCL or Chapter 13 of the CGCL. GOAM will pay on behalf of the Surviving Corporation all sums due to holders of Dissenting Shares on account of such shares.

          (e) FRACTIONAL SHARES. Fractional shares of GOAM Common Stock shall not be issued in the Merger. In the event that fractional shares would otherwise be issuable upon the calculations set forth in Section 1.4, GOAM shall pay to the holders of Hotpaper Common Stock or Preferred Stock the cash value of any fractional share interest resulting therefrom. The foregoing shall not apply to fractional shares resulting from the conversion of unexercised Hotpaper stock options as provided in Section 2.4 hereof.

      2.2   Exchange of Certificates.
            ------------------------

          (a) EXCHANGE AGENT. Prior to the Closing Date, GOAM shall appoint Buchanan Ingersoll Professional Corporation to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) GOAM TO PROVIDE COMMON STOCK. Promptly after the Effective Time of the Merger (but in no event later than five (5) business days thereafter), GOAM shall make available for exchange in accordance with this Article II, through such reasonable procedures as GOAM may adopt, the shares of GOAM Common Stock issuable pursuant to Sections 1.4 and 2.1 above in exchange for all of the outstanding shares of capital stock of Hotpaper (excluding the Warnock Shares) for which dissenter's rights were not exercised.

          (c) EXCHANGE PROCEDURES. Within ten (10) days after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Hotpaper Common Stock or Hotpaper Preferred Stock (the "Certificates") whose shares are being converted into GOAM Common Stock (on an as converted to Hotpaper Common Stock basis) pursuant to Sections 1.4 and 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as GOAM may reasonably specify), and (ii)
     instructions for use in effecting the surrender of the Certificates in exchange for GOAM Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GOAM, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of GOAM Common Stock to which the holder of Hotpaper Common Stock or Hotpaper Preferred Stock is entitled pursuant to Sections 1.4 and 2.1 hereof. The

     Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Hotpaper Common Stock or Hotpaper Preferred Stock which is not registered on the transfer records of Hotpaper, the appropriate number of shares of GOAM Common Stock may be delivered to a transferee if the Certificate representing such Hotpaper Common Stock or Hotpaper Preferred Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. From and after the Effective Time of the Merger, until surrendered as contemplated by this Section 2.2, subject to the provisions of Section 2.1(d), each Certificate shall be deemed for all corporate purposes to evidence the number of shares of GOAM Common Stock into which the shares of Hotpaper capital stock (on an as converted to Common Stock basis) represented by such Certificate have been converted.

          (d) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF HOTPAPER. All GOAM Common Stock delivered upon the surrender for exchange of shares of Hotpaper Common Stock or Hotpaper Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Hotpaper Common Stock or Hotpaper Preferred Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Hotpaper Common Stock or Hotpaper Preferred Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, provided that (i) the presenting holder is listed on the Hotpaper Stockholder List (as provided in Section 5.2(h) below) as a holder of outstanding Hotpaper Common Stock or Hotpaper Preferred Stock (or can document, to the reasonable satisfaction of the Surviving Corporation, the transfer to such presenting holder by a holder listed on the Hotpaper
     Stockholder List as a holder of outstanding Hotpaper Common Stock or Hotpaper Preferred Stock) and (ii) neither the Surviving Corporation nor GOAM shall be obligated to issue, in the aggregate, more than the number of shares of GOAM Common Stock determined pursuant to the calculation set forth in Section 1.4 above.

      2.3   Escrow of Shares.
            ----------------

      At the Effective Time of the Merger, GOAM shall deposit ten percent (10%) of the Merger Shares plus ten percent (10%) of that number of shares that would have been issued to Kevin Warnock had he received shares of GOAM Common Stock in lieu of the Cash Payment (the "Escrow Shares") with an escrow agent reasonably satisfactory to Hotpaper and GOAM to be held and disbursed by that escrow agent in accordance with the form of escrow agreement attached hereto as Exhibit 2.3 (the "Escrow Agreement"). The Escrow Shares will be deducted pro rata from the Merger Shares allocable to each former holder of Hotpaper capital stock in accordance with Section 1.4, except that the portion of the Escrow Shares which represents ten percent (10%) of the shares that would have been issued to Kevin Warnock shall be deducted solely from the actual Merger Shares issued to Warnock. To the extent GOAM is entitled to make a claim against the Escrow Shares pursuant to this Agreement, GOAM shall set off and apply against Indemnifiable Losses (as defined in Section 6.1 below) the Escrow Shares in accordance with the terms hereof and of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued at any time, for purposes of set off against any Indemnifiable Losses, at the then current market value of GOAM Common Stock.

      2.4   Hotpaper Stock Options.
            ----------------------

          (a) At the Effective Time of the Merger, each outstanding and unexercised option for shares of Hotpaper Common Stock (each such option, a "Hotpaper Option") will cease to represent a right to acquire shares of Hotpaper Common Stock and will be converted in accordance with the agreements executed pursuant to the terms of the Hotpaper 1999 Equity Incentive Plan automatically into an option to purchase shares of GOAM Common Stock under GOAM's 1999 Stock Plan (each such option, a "New GOAM Option") in an amount and at an exercise price determined as provided below:

               (i) the number of shares of GOAM Common Stock subject to each New GOAM Option will be equal to the product of the number of shares of Hotpaper Common Stock subject to the corresponding Hotpaper Option and the Conversion Ratio, except that any fractional shares of GOAM Common Stock resulting from that multiplication must be rounded down to the nearest whole share; and

               (ii) the exercise price per share of GOAM Common Stock under each New GOAM Option will be equal to the quotient obtained by dividing the exercise price per share of Hotpaper Common Stock under each Hotpaper Option by the Conversion Ratio, except that the exercise price under each New GOAM Option must be rounded up to the nearest cent.

          The number of shares of GOAM Common Stock subject to, and the exercise price per share under, each New GOAM Option will be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of GOAM Common Stock), reorganization, recapitalization, split up, combination or exchange of shares, or other like event with respect to shares of GOAM Common Stock occurring after the date of this Agreement and prior to the Effective Time of the Merger.

     (b) To the extent that the adjustment provided in this Section 2.4 with respect to any New GOAM Options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) is inconsistent with Section 424(a) of the Code, the parties shall cause that adjustment to be effected in a manner consistent with Section 424(a) of the Code. Subject to the provisions set forth in Section 4.1(a), the duration, vesting, acceleration, and all other terms of each New GOAM Option will be the same as those of the corresponding Hotpaper Option (including such terms thereof as may be set out in the Hotpaper 1999 Equity Incentive Plan) except that in each case all references to Hotpaper will be deemed references to GOAM.

     (c) If any portion of any New GOAM Option is treated as an option other than an Incentive Stock Option (as defined in Section 422 of the Code) by reason of Section 422(d) of the Code, then such New GOAM Option shall be treated as two options, one of which is an Incentive Stock Option with respect to the maximum number of shares permitted to be treated as an Incentive Stock Option and the other of which is not an Incentive Stock Option with respect to the balance of the shares (a "Nonqualified Option"), and any exercise of such New GOAM Option shall, to the extent permitted by law, be treated first as the exercise of the portion treated as an Incentive Stock Option to the full extent thereof and second as the exercise of the portion treated as a Nonqualified Option, unless otherwise agreed to the contrary by GOAM and the holder of such New GOAM Option.

     (d) GOAM shall include the shares of GOAM Common Stock issued upon exercise of the New GOAM Options in the initial registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") with respect to the 1999 Stock Plan.

      2.5   Taking of Necessary Action; Further Action.
            ------------------------------------------

     GOAM, Sub and Hotpaper, respectively, shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1   Representations and Warranties of Hotpaper.
            ------------------------------------------

      Except as disclosed in a schedule referring specifically to this Agreement which is delivered by Hotpaper to GOAM upon the execution of this Agreement (the "Hotpaper Disclosure Schedule"), Hotpaper represents and warrants to GOAM and Sub as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement). As used in this Agreement, "Business Condition" with respect to any corporate entity shall mean the current business, financial condition, results of operations and assets of such corporate entity.

          (a) ORGANIZATION AND GOOD STANDING; CERTIFICATE AND BYLAWS. Hotpaper is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Hotpaper has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Hotpaper is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Hotpaper's Business Condition. Hotpaper has furnished GOAM or its counsel with copies of its Amended and Restated Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date hereof.

          (b) CORPORATE POWER. Hotpaper has all requisite legal and corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the stockholders of Hotpaper, to carry out and perform its obligations under the terms of this Agreement, and to consummate the transactions contemplated hereby and thereby.

          (c) SUBSIDIARIES. Hotpaper has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, other than investments in marketable securities in the ordinary course of business.

          (d) CAPITALIZATION. The authorized capital stock of Hotpaper consists of 38,000,000 shares of Common Stock, of which 8,047,417 shares are issued and outstanding ("Hotpaper Common Stock") and 19,000,000 shares of
     Preferred Stock, all shares of which have been designated "Series A Preferred Stock," 14,101,728 of which are issued and outstanding ("Hotpaper Preferred Stock"). The outstanding shares of Hotpaper Common Stock and Hotpaper Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Hotpaper has reserved 14,101,728 shares of Common Stock for issuance upon conversion of the outstanding Hotpaper Preferred Stock. Hotpaper has reserved 8,000,000 shares of Common Stock for issuance pursuant to its 1999 Equity Incentive Plan, of which options to purchase 1,701,667, shares of Common Stock are outstanding. Hotpaper has reserved 981,309 shares of Series A Preferred Stock for issuance upon exercise of outstanding warrants, which such warrants shall be exercised prior to the Closing. The Hotpaper Disclosure Schedule sets forth a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding Hotpaper Common Stock and Hotpaper Preferred Stock as of the date hereof. The Hotpaper Disclosure Schedule sets forth a complete and accurate list of the holders of options or warrants to purchase shares of Hotpaper Common Stock as of the date hereof, setting forth the number of shares subject to each such option or warrant and the exercise price and term of each such option or warrant. Except as set forth above or on the Hotpaper Disclosure Schedule, there is no outstanding option, warrant or other right (including but not limited to any convertible debt) to purchase any of Hotpaper's authorized and unissued capital stock.

          (e) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Hotpaper. This Agreement and the other agreements contemplated hereby, when duly executed and delivered by Hotpaper, shall constitute valid and binding obligations of Hotpaper, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (f) FINANCIAL STATEMENTS. Hotpaper has delivered to GOAM its audited financial statements (balance sheet, statement of operations, stockholders' equity and cash flows) for the years ended December 31, 1998 and 1999 (the "Hotpaper Audited Financial Statements"), and its reviewed financial statements (balance sheet, statement of operations and cash flows) for the period ended March 31, 2000 and June 30, 2000 (the "Hotpaper Reviewed Financial Statements" and, collectively with the Hotpaper Audited Financial Statements, the "Hotpaper Financial Statements"). The Hotpaper Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated provided that the Hotpaper Reviewed Financial Statements do not include complete notes and are subject to year-end adjustments. The balance sheets included in the Hotpaper Financial Statements fairly present the financial condition of Hotpaper as at the dates thereof and reflect all material liabilities, contingent or otherwise, of Hotpaper required by generally accepted accounting principles to be reflected thereon as at such dates, and the statements of operations included in the Hotpaper

     Financial Statements accurately present the operating results of Hotpaper during the periods indicated therein. Since June 30, 2000, there has not been any change in the assets, liabilities, financial condition or operations of Hotpaper from that reflected in the Hotpaper Financial Statements, except those changes set forth in the Hotpaper Disclosure Schedule or those changes made in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse. All material liabilities required by generally accepted accounting principles to be disclosed in a balance sheet which are not disclosed in the Hotpaper Financial Statements in an amount in excess of $20,000 are set forth on the Hotpaper Disclosure Schedule. The accounting records of Hotpaper which pertain to its business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Hotpaper's business.

          (g) Taxes.

               (i) All returns and reports relating to "Taxes" (as hereinafter defined) which are required to be filed with respect to Hotpaper on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to Hotpaper which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by Hotpaper or shall be accrued for in the balance sheet and there is no liability (and no basis for any liability) for Taxes with respect to Hotpaper which has not been (in the case of Taxes which are not yet due and payable) accrued on the books of Hotpaper. Except as set forth on the Hotpaper Disclosure Schedule, there are no actions or proceedings which are currently pending of which Hotpaper has received notice, or to the best knowledge of Hotpaper, which have been threatened against Hotpaper by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of Hotpaper, threatened against Hotpaper and there are no matters under discussion by Hotpaper with any governmental authority regarding claims for the assessment or collection of Taxes against Hotpaper. There are no agreements, waivers or applications by Hotpaper for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Hotpaper (other than any lien for current Taxes not yet due and payable). True and complete copies of all Tax returns, reports and other Tax filings of Hotpaper, or any predecessor entity thereof, which have been filed for any periods since January 1, 1994 have been provided to GOAM and Sub.

               (ii) For purposes of this Agreement, the term "Tax" shall mean and include any and all foreign, national, federal, state, local or other taxes, assessments, social security obligations, deficiencies, fees, export or import duties, or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined to be payable in the nature of a Tax with respect to compensation paid to directors, officers, employees or independent contractors (including any Tax that may apply to the exercise of options or receipt of shares of Hotpaper), from time to time imposed on Hotpaper by, or required to be paid by Hotpaper to, any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing) and any amount payable by Hotpaper pursuant to any tax-sharing agreement or similar agreement with respect to any of the foregoing. For the avoidance of doubt, the term "Taxes" shall include, without limitation, any Taxes duly determined to be payable or assessed under applicable Delaware state law in connection with the Merger.

               (iii) Hotpaper has not, with regard to any assets or property held, acquired or to be acquired thereby, filed a consent to the application of Section 341(f) of the Code.

               (iv) Hotpaper has not conducted any operations or sales which have been or are required to be reported to the Internal Revenue Service under the provisions of Section 999 of the Code.

               (v) Hotpaper has not made, is not obligated to make, or is not a party to any agreement that under any circumstances could obligate it to make payments, the deductibility of which would be prohibited under
          Section 280G of the Code.

          (h) NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. The execution, delivery and performance of and compliance with this Agreement, (i) have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, (A) Hotpaper's Amended and Restated Certificate of Incorporation or Bylaws, (B) any judgment, decree or order to which Hotpaper is a party or by which it is bound, (C) any statute, rule or governmental regulation applicable to Hotpaper, or (D) any if its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Hotpaper.

          (i) LITIGATION OR OTHER PROCEEDINGS, ETC. There is no action, suit, proceeding or investigation pending against Hotpaper or its properties before any court or governmental agency (nor, to Hotpaper's knowledge, is there any reasonable basis therefor or threat thereof).

          (j) EMPLOYEES. To Hotpaper's knowledge, no employee of Hotpaper is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with Hotpaper or any other party because of the nature of the business conducted by Hotpaper. Hotpaper is not aware that any employee of Hotpaper is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Hotpaper or would conflict with Hotpaper's business as presently conducted.

          (k)  PATENTS  AND  TRADEMARKS.  Set forth on the  Hotpaper  Disclosure
     Schedule is a true and complete list of all domain names, patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by Hotpaper. Hotpaper owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, do not materially adversely affect Hotpaper's business as presently conducted, all of the domain names, patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of Hotpaper's business as presently conducted or contemplated. There is no pending claim or, to Hotpaper's knowledge, threatened claim against Hotpaper alleging that the operation of Hotpaper's business as presently conducted infringes or conflicts with the rights of others under patents, trademarks, service marks, copyrights or trade secrets. To Hotpaper's knowledge, Hotpaper's business as presently conducted will not cause Hotpaper to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. To Hotpaper's knowledge, no prior employer of any employee of Hotpaper has any right to or interest in any invention, improvement, discovery or other information assigned to Hotpaper by such employee pursuant to the Invention Assignment, Confidentiality and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit 3.1(k) (the "Invention Assignment Agreement"), or any prior document executed by such employee, or otherwise so assigned.

          (l) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Hotpaper is required in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) filing of the Certificate of Merger with the office of the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Hotpaper is qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse affect on the Business Condition of Hotpaper, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

          (m) BROKERS OR FINDERS; OTHER OFFERS. Hotpaper has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Hotpaper, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

          (n) INSURANCE. Hotpaper maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds (including product liability insurance) and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. Hotpaper does not maintain a policy of directors and officers liability insurance.

          (o) MATERIAL CONTRACTS AND OBLIGATIONS. The Hotpaper Disclosure Schedule sets forth a list of all material agreements (oral or written) of any nature to which Hotpaper is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by Hotpaper, in excess of $50,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements and (iii) any arrangement, relationship, transaction or agreement to which any stockholder, officer or director of Hotpaper, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), is presently a party, including without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, other than any material agreement entered into by Hotpaper in compliance with the terms of Section 4.1 hereof after the date of this Agreement. Hotpaper has delivered or made available to GOAM copies of such agreements. To Hotpaper's knowledge, all of such agreements and contracts are valid, binding and in full force and effect. Hotpaper is not, nor, to Hotpaper's knowledge, is any other party thereto, in breach of any material provision of, or is in default in any material respect under the terms of, any such agreement or contract.

          (p) TITLE TO PROPERTIES AND ASSETS. Hotpaper has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the liens of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Hotpaper, and which have not arisen otherwise than in the ordinary course of business.

          (q) REGULATORY APPROVALS. Hotpaper has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, including the Federal Communications Commission, to own, lease or sell its properties and products and to conduct its business as presently conducted, where the failure to have would have a material adverse effect on Hotpaper's Business Condition.

          (r) RESTRICTIONS ON THE CONDUCT OF THE BUSINESS. Hotpaper is not restricted from conducting business in any location by agreement or court decree where such restriction would have a material adverse effect on Hotpaper's Business Condition.

          (s) POWERS OF ATTORNEY. Hotpaper has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever related to its business.

          (t) NO SECURITIES LAWS VIOLATIONS. (i) To Hotpaper's knowledge, none of the officers or directors of Hotpaper or any corporation in which any of them is an officer or director has ever been the subject of any order, judgment or decree of any governmental authority or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or joining any such person or any corporation of which he is an officer or director from engaging in and/or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving any security or any aspect of the securities business, or of theft or any felony.

               (ii) All outstanding securities of Hotpaper, including, but not limited to, capital stock, options, warrants and notes, have been issued in compliance with all relevant federal and state securities laws and regulations. All prior redemptions, if any, by Hotpaper of its outstanding capital stock or other securities were in compliance with applicable law.

          (u) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Hotpaper, all of which have been made available to GOAM, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business Condition of Hotpaper. At the Closing, all of Hotpaper's records will be in the possession of Hotpaper.

          (v) ERISA. Hotpaper does not maintain (nor has it ever maintained) or does not have (nor has it ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (w) ENVIRONMENTAL MATTERS. To the best knowledge of Hotpaper, the business, assets and properties of Hotpaper are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws") while under the control of Hotpaper. To the best knowledge of Hotpaper, no event has occurred since the original formation of Hotpaper, which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by Hotpaper with, or a violation by Hotpaper of, the Environmental Laws, which non-compliance or violation would have a material adverse effect on the Business Condition of Hotpaper. Hotpaper has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

      3.2   Representations and Warranties of GOAM and Sub.
            ----------------------------------------------

      Except as disclosed in a schedule referring specifically to this Agreement which is delivered by GOAM to Hotpaper upon the execution of this Agreement (the "GOAM Disclosure Schedule"), GOAM and Sub represent and warrant to Hotpaper and the Stockholders executing this Agreement as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement):

          (a) ORGANIZATION AND GOOD STANDING CERTIFICATE AND BYLAWS. GOAM is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Sub is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of GOAM and Sub has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Each of GOAM and Sub is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse affect on GOAM. GOAM has furnished Hotpaper or its counsel with copies of the Certificate of Incorporation and Bylaws of GOAM and Sub, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

          (b) CORPORATE POWER. Each of GOAM and Sub has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Escrow Agreement and the Registration Agreement in substantially the form attached hereto as Exhibit 3.2(b) (the

     "Registration Agreement") and to carry out and perform its obligations under the terms of this Agreement, the Escrow Agreement and the Registration Agreement and to consummate the transactions contemplated hereby and thereby.

          (c) SEC REPORTS. GOAM has timely filed all required reports, statements and documents with the Commission, all of which have complied in all material respects with all applicable requirements of the Securities
     Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. GOAM has delivered or made available to Hotpaper true and complete copies of all forms, reports, statements and documents filed with the Commission and all reports, statements and other information provided by GOAM to its stockholders (collectively, the "GOAM Reports"). As of their respective dates, the GOAM Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) CAPITALIZATION.

               (i) GOAM. The authorized capital stock of GOAM consists of 200,000,000 shares of Common Stock, of which 51,378,758 shares are issued and outstanding and 4,351,943 shares of undesignated Preferred Stock, none of which is issued or outstanding. The outstanding shares of Common Stock of GOAM have been duly authorized and validly issued, and are fully paid and nonassessable. GOAM has reserved 10,716,000 shares of Common Stock for issuance pursuant to its stock option plans, of which options to purchase 4,835,280 shares of Common Stock are outstanding. GOAM has reserved 888,752 shares of Common Stock for issuance upon exercise of outstanding warrants. The GOAM Disclosure Schedule sets forth a complete and accurate list of the holders of options or warrants to purchase shares of GOAM Common Stock as of the date hereof, setting forth the number of shares subject to each such option or warrant and the exercise price and term of each such option or warrant. The Merger Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, and free of any preemptive rights and listed on the Nasdaq National Market. Except as set forth above or on the GOAM Disclosure Schedule, there is no outstanding option, warrant or other right to purchase any of GOAM's authorized and unissued capital stock.

               (ii) Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding. The outstanding shares of Common Stock of Sub have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth above, there is no outstanding option, warrant or other right to purchase any of Sub's authorized and unissued capital stock.

          (e) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by GOAM and Sub. This Agreement, the Escrow Agreement and the Registration Agreement and other agreements between the parties contemplated hereby, when duly executed and delivered by GOAM and Sub, shall constitute valid and binding obligations of GOAM and Sub, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (f) TAXES. Each of GOAM and Sub has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, except where the time to file has been extended, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it.

          (g) NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. The execution, delivery and performance of and compliance with this Agreement and the Registration Agreement, (i) have not resulted and will not result in material violation of, or conflict with, or constitute a material default under, (A) the Certificate of Incorporation or Bylaws of GOAM or Sub, as amended, (B) any judgement, decree or order to which GOAM or Sub is a party or by which either is bound, (C) any statute, rule or governmental regulation applicable to GOAM or Sub, or (D) any of its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of GOAM or Sub.

          (h) LITIGATION, ETC. There is no action, suit, proceeding or investigation pending against GOAM or Sub or their respective properties before any court or governmental agency (nor, to GOAM's knowledge is there any reasonable basis therefor or threat thereof).

          (i) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of GOAM or Sub is required in conjunction with the valid execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby or the issuance of the Merger Shares, except
     (i) filing of Certificate of Merger with the office of the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which GOAM and Sub are qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse effect on the Business Condition of GOAM, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

          (j) BROKERS OR FINDERS; OTHER OFFERS. Neither GOAM nor Sub has incurred, or will incur, directly or indirectly, as a result of any action taken by GOAM or Sub, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby or thereby.

          (k) TITLE TO PROPERTIES AND ASSETS. Each of GOAM and Sub has good and marketable title to all of its respective properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of GOAM or Sub, and which have not arisen otherwise than in the ordinary course of business.

          (l) REGULATORY APPROVALS. GOAM and Sub each has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, including the Federal Communications Commission, to own, lease or sell its respective properties and products and to conduct its respective business as presently conducted, where the failure to have would have a material adverse effect on the Business Condition of GOAM or Sub.

          (m) RESTRICTIONS ON THE CONDUCT OF THE BUSINESS. Neither GOAM nor Sub is restricted from conducting business in any location by Agreement or court decree where such restriction would have a material adverse effect on the Business Condition of GOAM or Sub.


                                   ARTICLE IV

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

      4.1   Conduct of Business.
            -------------------

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, Hotpaper and GOAM shall each carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its officers and key employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, to the end that its goodwill and business shall be unimpaired at the Effective Time of the Merger. Each party hereto shall promptly notify the other parties hereto of any event or occurrence or emergency not in the ordinary course of business, and any event which would be reasonably likely to have a material and adverse effect on such party. Except as expressly contemplated by this Agreement (including borrowings by Hotpaper from GOAM under the Convertible Promissory Note dated July 3, 2000 in the principal amount of $1,500,000) or the Hotpaper Disclosure Schedule, Hotpaper shall not without the prior written consent of GOAM:

          (a) Except as may be required by any plans or options currently in effect, accelerate, amend or change the period of exercisability of options, restricted stock or warrants, or authorize payments in exchange for any outstanding options;

          (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $25,000;

          (c) Grant any severance or termination pay (i) to any director or (ii) to any employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Hotpaper Disclosure Schedule or (B) in the case of employees who are not officers, grants which are made in the ordinary course of business;

          (d) Declare or pay any dividends on or make any other contributions (whether in cash, stock or property) in respect of any its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

          (e) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Common Stock upon the exercise of options or warrants outstanding on the date hereof, (ii) the conversion into Common Stock of outstanding shares of Preferred Stock and
     (iii) with the prior written consent of GOAM, the grant to employees of options with standard terms typically granted to employees generally to purchase shares of Common Stock from the date hereof to the Effective Time of the Merger;

          (f) Cause or permit any amendments to its charter or Bylaws;

          (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of Hotpaper;

          (h) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Business Condition of Hotpaper except in the ordinary course of business;

          (i) Except for the issuance of a convertible bridge note by Hotpaper to GOAM in the aggregate principal amount of $1,500,000 incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except in the ordinary course of business;

          (j) Increase the salaries or wage rates of its employees other than pursuant to regularly scheduled employee reviews, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with such party's past practices;

          (k) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), except discharge or satisfaction of any judgment or settlement amount with respect to the currently pending lawsuit filed against Hotpaper and disclosed on the Hotpaper Disclosure Schedule, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Hotpaper Financial Statements;

          (l) Hire any new employees or consultants without providing notice to GOAM within ten (10) days thereof of the name of such employee or consultant and the terms of his or her employment or engagement; or

          (m) Take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through 4.1(l) above, or any action which would make any of the representations or warranties or covenants of Hotpaper contained in this Agreement materially untrue or incorrect.

      4.2   Access to Information.
            ---------------------

      Subject to Section 4.16, each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      4.3   Hotpaper Stockholders' Consent.
            ------------------------------

      Hotpaper  shall  either  (a)  call  a  meeting  of its  stockholders  (the
"Stockholders' Meeting") to be held as promptly as practicable (the date on which such meeting is scheduled is referred to as the "Stockholders' Meeting Date") or (b) solicit stockholder approval by written consent in accordance with applicable law, for the purpose of obtaining the stockholder approval required in connection with the transactions contemplated hereby and shall use its best efforts to obtain such approval.

      4.4   Preparation of Proxy Statement or Information Statement.
            -------------------------------------------------------

      As soon as practicable after the execution of this Agreement, Hotpaper shall prepare, with the cooperation of GOAM, the Proxy Statement (or Information Statement, in the case of written consent) for purposes of soliciting the approval of the stockholders of Hotpaper of this Agreement and the transactions contemplated hereby and thereby. Hotpaper shall use its best efforts to cause the Proxy Statement (or Information Statement, as the case may be) to comply with applicable federal and state securities laws requirements. Each of GOAM and Hotpaper agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgement of the providing party or its counsel, may be required or appropriate for including in the Proxy Statement (or Information Statement, as the case may be), or any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement (or Information Statement, as the case may be). Hotpaper will promptly advise GOAM, and GOAM will promptly advise Hotpaper, in writing if at any time prior to the Effective Time of the Merger either
Hotpaper or GOAM shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement (or Information Statement, as the case may be) in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement (or Information Statement, as the case may be) shall contain the unanimous recommendation of the Board of Directors of Hotpaper that the Hotpaper stockholders approve the Merger, this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Hotpaper. Anything to the contrary contained herein notwithstanding, Hotpaper shall not include in the Proxy Statement (or Information Statement, as the case may be) any information with respect to GOAM or its affiliates or associates, the form and content of which information shall not have been approved by GOAM prior to such inclusion.

      4.5   Tax Matters.
            -----------

      GOAM, Sub and Hotpaper acknowledge that each intends the Merger to be a tax-free reorganization under Section 368(a) of the Code and that each has consulted with and relied upon its own professional tax advisors. None of GOAM, Sub or Hotpaper has taken any action, or will take any action or fail to take any action that will jeopardize the status of the Merger as a reorganization under Section 368 of the Code. None of GOAM, Sub or Hotpaper will adopt any position on any tax return, information statement or other disclosure document that is inconsistent with the treatment of the Merger as a reorganization under
Section 368 of the Code.

      4.6   Breach of Representations and Warranties.
            ----------------------------------------

      Each of GOAM and Hotpaper shall not take any action which would cause or constitute a breach of any of their respective representations and warranties set forth in this Agreement or which would cause any of such representations and warranties to be materially inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other and shall use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

      4.7   Consents.
            --------

      GOAM and Hotpaper shall each promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

      4.8   Commercially Reasonable Efforts.
            -------------------------------

      GOAM and Hotpaper shall each use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

      4.9   Performance by Sub.
            ------------------

      GOAM, as sole stockholder of Sub, will take, and will cause Sub to take, all action necessary or advisable for the consummation of the Merger by Sub and the carrying out by Sub of the transactions contemplated hereby.

      4.10  FIRPTA.
            ------

      Hotpaper shall deliver to the Internal Revenue Service a notice regarding the statement described in Section 5.2(e) hereof, in accordance with the requirements of Treasury Regulation Section 1.897-2 (h) (2).

      4.11  Legal Conditions to the Merger.
            ------------------------------

          (a) Hotpaper shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Hotpaper with respect to the Merger and will promptly cooperate with and furnish information to GOAM in connection with any such requirements imposed upon GOAM or Sub in connection with the Merger. Hotpaper shall take all reasonable actions to obtain (and to cooperate with GOAM in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity, required to be obtained or made by Hotpaper (or by GOAM or Sub) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

          (b) Each of GOAM and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to Hotpaper in connection with any such requirements imposed upon Hotpaper in connection with the Merger. GOAM and Sub shall take all reasonable actions to obtain (and to cooperate with Hotpaper in obtaining) any consent, authorization, order or approval of, or exemption by, any governmental entity required to be obtained or made by GOAM or Sub (or by Hotpaper) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

      4.12  Employee Matters.
            ----------------

      Immediately following the Effective Date of the Merger, GOAM will offer to employees of Hotpaper health insurance and long-term disability insurance by either continuing Hotpaper's current plans or substituting in lieu thereof comparable plans; provided that such benefits under such comparable plans shall be no less favorable to Hotpaper employees than that provided to similarly situated employees of GOAM. For purposes of participation in any employee benefit plans existing as of the Effective Date of the Merger, the tenure of any employee of Hotpaper shall be deemed to have commenced on the first day of such employee's last continuous employment with Hotpaper. GOAM shall use its best efforts to retain substantially all of the employees of Hotpaper on the Effective Date of the Merger provided, however, that nothing in this Agreement shall create an employment agreement between GOAM and any Hotpaper employee or otherwise create any obligation for GOAM or Hotpaper to continually employ any Hotpaper employee who shall be otherwise "terminable at will", and provided further that any such terminated employee shall be provided a severance package, the form and substance of which shall be mutually agreed upon by GOAM and Hotpaper prior to the Closing Date.

      4.13  Expenses and Transfer Taxes.
            ---------------------------

      All losses and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense (including fees and disbursements of counsel and accountants). Hotpaper shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes (but excluding taxes based on income) resulting directly or indirectly from the Merger together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"). Notwithstanding the foregoing, provided that the Merger is consummated, GOAM shall pay all expenses of Hotpaper (including reasonable fees and disbursements of counsel and accountants) incurred in connection with the consummation of the Merger; provided further, that, on the Closing Date, GOAM shall pay such reasonable fees and disbursements of counsel to Hotpaper in an amount not to exceed $125,000, provided that, three days prior to the Closing
Date, such counsel furnishes a detailed invoice to GOAM which includes a reasonable estimate of fees to be incurred through the Closing Date; and provided further, that if this Agreement is terminated, GOAM shall pay reasonable accounting fees of Hotpaper incurred in connection with the proposed Merger in an amount not to exceed $25,000.

      4.14  Issuance of Share Certificates.
            ------------------------------

      GOAM shall, as and when required under this Agreement, issue and deliver certificates representing the shares of GOAM Common Stock into which the Hotpaper Common Stock and Hotpaper Preferred Stock (on an as converted to Common Stock basis) outstanding at the Effective Time of the Merger will be converted in accordance with Section 1.4.

      4.15  Public Announcements.
            --------------------

      GOAM and Hotpaper shall cooperate with each other prior to releasing information concerning this Agreement or the transactions contemplated hereby or thereby, shall furnish to the other drafts of all press releases or other public announcements related to the foregoing prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements.

      4.16  Confidentiality.
            ---------------

      No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto, designated orally or in writing as "confidential" or "proprietary" (or in like words), including, but not limited to, systems, processes, formulae, data, functional specifications, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (hereinafter referred to as "Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purposes of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 4.16. Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this
Section 4.16 and shall not be used for any other purpose, including use which would be to the detriment of any other party, nor shall such information be used in competition with any other party. The restrictions on disclosure of information contained in this Section 4.16 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 4.16; or (d) is disclosed to third parties outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 4.16 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment.

      4.17  Invention Assignment Agreement.
            ------------------------------

      Hotpaper shall cause all current and future employees and consultants to execute the Invention Assignment Agreement.

      4.18  Non-Solicitation Agreement.
            --------------------------

      Hotpaper shall cause the employees listed on Schedule 4.18 hereto to execute a two-year Non-Solicitation Agreement in substantially the form attached hereto as Exhibit 4.18 (the "Non-Solicitation Agreement").

      4.19  Lock-Up Agreement.
            -----------------

      Hotpaper shall cause its option holders to execute a Lock-Up Agreement in the form attached hereto as Exhibit 4.19 (the "Lock-up Agreement").

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.1   Conditions to Each Party's Obligation to Effect the Merger.
            ----------------------------------------------------------

      The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby and thereby shall been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Hotpaper Common Stock and a majority of the outstanding shares of Hotpaper Preferred Stock.

          (b) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting GOAM's ownership of Hotpaper or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to GOAM or Hotpaper.

          (c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any governmental entity and remain in effect, and no litigation or proceeding (other than with respect to the rights of appraisal pursuant to DGCL Section 262) seeking the issuance of such an order or injunction, or seeking the imposition against Hotpaper, the Surviving Corporation, GOAM or Sub of substantial damages if the Merger is consummated, shall be pending. In the event that any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (d) STATUTES. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit GOAM's or Hotpaper's ownership or operation of all or a material portion of the business or assets of Hotpaper or GOAM, or compel GOAM or Hotpaper to dispose of or hold separate all or a material portion of the business or assets of Hotpaper or GOAM, as a result of the Merger or (iii) render GOAM, Sub or Hotpaper unable to consummate the Merger.

          (e) SECURITIES LAWS. The issuance of GOAM Common Stock pursuant to the Merger shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and shall have been qualified or registered (or shall be exempt from such qualification or registration) with the appropriate authorities of all states in which qualification or registration is required under state securities or blue sky laws.

          (f) EMPLOYMENT AGREEMENT. GOAM and Kevin Warnock shall have executed and delivered an employment agreement to be mutually agreed upon by the parties and shall contain a post-employment restrictive covenant in consideration for the Merger Shares and Cash Payment delivered to Kevin Warnock hereunder.

          (g) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect.

      5.2   Conditions of Obligations of GOAM and Sub.
            -----------------------------------------

      The obligations of GOAM and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by GOAM and Sub:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hotpaper set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and GOAM shall have received a certificate signed by the President of Hotpaper to such effect on the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF HOTPAPER. Hotpaper shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and GOAM shall have received a certificate signed by the President of Hotpaper to such effect.

          (c) OPINION OF HOTPAPER'S COUNSEL. GOAM shall have received an opinion dated the Closing Date of Cooley Godward LLP, counsel to Hotpaper, in form and substance reasonably satisfactory to GOAM and its counsel.

          (d) FIRPTA. GOAM, as agent for the stockholders of Hotpaper, shall have received a properly executed Foreign Investment Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in substance satisfactory to GOAM, which states that shares of capital stock of Hotpaper do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying GOAM's obligations under Treasury Regulation
     Section 1.1445-2(c)(3).

          (e) CONSENTS. GOAM shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Hotpaper Disclosure Schedule in form and substance reasonably satisfactory to GOAM, except for such consents and approvals as GOAM and Hotpaper shall have agreed shall not be obtained, as contemplated by the Hotpaper Disclosure Schedule.

          (f) HOTPAPER STOCKHOLDER LISTS. Hotpaper shall have delivered to GOAM a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding Hotpaper Common Stock and Hotpaper Preferred Stock as of the Closing Date which list shall include all parties that become stockholders in accordance with subsection (j) hereof.

          (g) INVENTION ASSIGNMENT AGREEMENTS. Hotpaper shall have delivered to GOAM Invention Assignment Agreements executed by all current Hotpaper employees.

          (h) NON-SOLICITATION AGREEMENTS. Hotpaper shall have delivered to GOAM the Non-solicitation Agreements executed by its employees.

          (i) LOCK-UP AGREEMENTS. Hotpaper shall have delivered to GOAM the Lock-Up Agreements executed by its option holders.

          (j) CONVERSION AND EXERCISE OF OUTSTANDING SECURITIES. Immediately prior to the Closing Date, (i) all outstanding warrants currently issued to and all promissory notes currently payable to Nokia Ventures, L.P. shall have been exercised for or converted into shares of Hotpaper Preferred Stock, and (ii) all shares of Hotpaper Preferred Stock shall be converted into shares of Hotpaper Common Stock.

          (k) SECRETARY'S CERTIFICATE. Hotpaper shall have delivered a certificate of the Secretary or an Assistant Secretary of Hotpaper dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of Hotpaper relating to the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (ii) that attached thereto are true and complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of Hotpaper and that all such documents have not been amended since the date of the last amendment; (iii) to the incumbency and specimen signature of each officer of the Company executing this Agreement and any documents or certificates executed in furtherance hereof; and a certification by another officer of Hotpaper as to the incumbency and signature of the officer signing the certificate referred to in this clause; and (iv) such other matters as GOAM shall reasonably request.

      5.3   Conditions of Obligations of Hotpaper.
            -------------------------------------

      The obligation of Hotpaper to effect the Merger is subject to the satisfaction of the following conditions unless waived by Hotpaper:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of GOAM and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Hotpaper shall have received a certificate signed by the President of GOAM to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF GOAM AND SUB. GOAM and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and Hotpaper shall have received a certificate signed by the President of GOAM to such effect.

          (c) OPINION OF GOAM'S COUNSEL. Hotpaper shall have received an opinion dated the Closing Date of Buchanan Ingersoll Professional Corporation, counsel to GOAM, in form and substance reasonably satisfactory to Hotpaper and its counsel.

          (d) CONSENTS. Hotpaper shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the GOAM Disclosure Schedule in form and substance reasonably satisfactory to Hotpaper, except for such consents and approvals as Hotpaper and GOAM shall have agreed shall not be obtained, as contemplated by the GOAM Disclosure Schedule.

          (e) SECRETARY'S CERTIFICATE. GOAM and Sub shall have delivered a certificate of the Secretary or an Assistant Secretary of GOAM and Sub dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of GOAM and Sub relating to the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (ii) that attached thereto are true and complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of GOAM and the Certificate of Incorporation and Bylaws of Sub and that all such documents have not been amended since the date of the last amendment; and (iii) to the incumbency and specimen signature of each officer of GOAM and Sub executing this Agreement and any documents or certificates executed in furtherance hereof; and a certification by another officer of GOAM and Sub as to the incumbency and signature of the officer signing the certificate referred to in this clause.

          (f) REGISTRATION AGREEMENT. GOAM and each Stockholder of Hotpaper listed in the Registration Agreement shall have executed and delivered such agreement. In the event that all of the stockholders of Hotpaper have not executed and delivered the Registration Agreement prior to the Closing Date, GOAM shall provide a period not to exceed thirty (30) days for any remaining Stockholders to execute and deliver the Registration Agreement, it being expressly understood that if any such Stockholder fails to execute and deliver in the thirty (30) day period such stockholder shall not be entitled to any rights thereunder.


                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1   Indemnification by the Stockholders.
            -----------------------------------

      Subject to the limitations set forth in Sections 6.3 and 8.2 and elsewhere in this Agreement, following the Effective Time of the Merger, each of the stockholders of Hotpaper who receives a portion of the Merger Shares (the "Stockholders"), by acceptance of its portion of the Merger Shares, agrees, to the extent of such Stockholders' pro rata portion of the Escrow Shares to indemnify, defend and hold harmless GOAM, each affiliate of GOAM, including any of its direct or indirect subsidiaries (including, after the Effective Time of the Merger, Hotpaper), and each of its respective officers, directors and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "GOAM Indemnitees") from and against, and pay or reimburse the GOAM Indemnitees for, the following losses, liabilities, taxes, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, (as hereinafter defined) incurred or suffered by any GOAM Indemnitee, including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the GOAM Indemnitee's rights hereunder, (net of any amounts recovered or recoverable under any insurance policy and any tax benefit realized by any GOAM Indemnitee as a result of incurring or paying any of the foregoing losses or expenses) ("Indemnifiable Losses") to the extent:

          (a) arising out of or resulting from the breach by Hotpaper, prior to the Effective Time of the Merger, of any agreement or covenant contained in this Agreement; and

          (b) arising out of or resulting from any breach of or inaccuracy in any representation or warranty of Hotpaper contained in this Agreement.

      6.2   Procedures Relating to Indemnification.
            --------------------------------------

          (a) In order for the GOAM Indemnitees to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization governmental body or other entity who is not a GOAM Indemnitee against a GOAM Indemnitee (a "Third Party Claim"), such GOAM Indemnitee must notify the Stockholder Representative (as defined in
     Section 6.6) on behalf of the Stockholders (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly but in any event within ten (10) business days after receipt of notice of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Stockholder Representative shall have been prejudiced as a result of such failure. After any required notification (if applicable), the GOAM Indemnitee shall deliver to the Stockholders Representative, promptly but in any event within five (5) business days, after the GOAM Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the GOAM Indemnitee relating to the Third Party Claim.

          (b) If a Third Party Claim is made against a GOAM Indemnitee, the Stockholder Representative on behalf of the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Stockholder Representative on behalf of the Indemnifying Party and reasonably satisfactory to the GOAM Indemnitee. Should the Stockholder Representative on behalf of the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the GOAM Indemnitee for any legal expenses subsequently incurred by the GOAM Indemnitee in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised in writing by counsel to the Indemnifying Party), a conflict on any significant issue between the GOAM Indemnitee and the Indemnifying Party exists in respect of such Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel to act with respect to such issue as may be required to be retained in order to resolve such conflict. If the Stockholder Representative on behalf of the Indemnifying Party assumes such defense, the GOAM Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Stockholder Representative on behalf of the Indemnifying Party, it being understood that the Stockholder Representative on behalf of the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel
     employed  by  the  GOAM   Indemnitee   for  any  period  during  which  the
     Indemnifying Party has not assumed the defense thereof (other than during any period in which the GOAM Indemnitee shall have failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Stockholder Representative on behalf of the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention and the provision to the Stockholder Representative on behalf of the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the GOAM Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the GOAM Indemnitee's consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief affecting the GOAM Indemnitee or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such GOAM Indemnitee of a release from all liability with respect to such claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the GOAM Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

          (c) In order for a GOAM Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the GOAM Indemnitee shall deliver written notice of such claim, in reasonable detail, with reasonable promptness to the Stockholder Representative on behalf of the Indemnifying Party. The failure by any GOAM Indemnitee to so notify the Stockholder Representative on behalf of the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such GOAM Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 6.2(c) shall contain a statement, in prominent and conspicuous type, that if the Stockholder Representative's (on behalf of the Indemnifying Party) does not dispute its liability to the GOAM Indemnitee with respect to the claim made in such notice (the "Claim") by notice to the GOAM Indemnitee prior to the expiration of a 30-calendar-day period following the Stockholder Representative on behalf of the Indemnifying Party's receipt of the second notice of the Claim, the Claim shall be conclusively deemed a liability of the Indemnifying Party. If the GOAM Indemnitee has provided the Stockholder Representative on behalf of the Indemnifying Party two such notices not less than 30 days apart and the Indemnifying Party does not notify the GOAM Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of the second such notice that the Indemnifying Party disputes its liability to the GOAM Indemnitee under this Agreement, the Claim shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the GOAM Indemnitee on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of the Claim (or any portion thereof) becomes finally determined. If the Stockholder Representative on behalf of the Indemnifying Party has timely disputed its liability with respect to the Claim, as provided above, the Stockholder Representative on behalf of the Indemnifying Party and the GOAM Indemnitee shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations, such GOAM Indemnitee shall be free to pursue such remedies as may be available to enforce the rights of such indemnitees hereunder.

      6.3   Limitation on Indemnification.
            -----------------------------

      Notwithstanding any provision hereof to the contrary, the Stockholders' liability for Indemnifiable Losses arising under Section 6.1 hereof shall be limited (a) in the aggregate to the value of the Escrow Shares and other related property on deposit under the Escrow Agreement, and (b) to only those Indemnifiable Losses for which the Stockholder Representative shall have received written notice in accordance with the provisions of the Escrow Agreement. No claim, demand, suit or cause of action shall be brought against the Stockholders under this Article VI unless and until the aggregate amount of Indemnifiable Losses under this Article VI exceeds $175,000, in which event the GOAM Indemnitees shall be entitled to indemnification from the Stockholders for all Indemnifiable Losses in excess of $50,000 (subject to the other limitations on liability set forth herein).

      6.4   Exclusive Remedy.
            ----------------

       Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, GOAM hereby acknowledges and agrees, on its own behalf and on behalf of all GOAM Indemnitees, that the sole and exclusive remedy with respect to any and all claims (including for any Indemnifiable Losses) relating to this Agreement, the transactions contemplated hereby, and Hotpaper and its assets, liabilities and business, shall be pursuant to the indemnification provisions of this Article VI. Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, in furtherance of the foregoing, GOAM hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any other GOAM Indemnitee may have against any of the Stockholders, except for such as may be covered by the indemnification provisions of this Article VI.

      6.5   Event of Fraud.
            --------------

       Notwithstanding any provision hereof, nothing in this Article VI shall limit, in any manner, any remedy at law or equity, to which any GOAM Indemnitee may be entitled as a result of any fraudulent misrepresentation made by Hotpaper in this Agreement except that, in any event, the liability of any Stockholder shall not exceed the higher of the value of the Merger Shares received by him
(i) on the date of issuance or (ii) actually realized by such Stockholder subsequent to issuance.

      6.6   Stockholder Representative.
            --------------------------

       Each Stockholder by acceptance of its portion of the Merger Shares shall be deemed to have designated and appointed Kevin Warnock (and David Henderson as the alternate in the event that Mr. Warnock is unable to serve) with full power of substitution (the "Stockholder Representative") as the representative of any such Stockholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Stockholders and hereby acknowledges that the Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Stockholder including the execution of all agreements and certificates referenced herein. Each Stockholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Stockholder. Each Stockholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each Stockholder pursuant to this Agreement except for the Stockholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Stockholder Representative and are and will be entitled and authorized to give notices only to the Stockholder Representative for any notice contemplated by this Agreement to be given to any such Stockholder. By the acceptance of its portion of the Merger Shares, each Stockholder shall be deemed to have waived any and all claims that they may have or assert, including those that may arise in the future, against the Stockholder Representative for any action or inaction taken or not taken by the Stockholder Representative in connection with his service as the Stockholder Representative, except in the case of the Stockholder Representative's own bad faith or willful misconduct. In consideration of his agreement to serve as the Stockholder
Representative, the Stockholder Representative shall be released from any liability for any action or inaction taken or not taken in his capacity as the Stockholder Representative, except in the case of the Stockholder Representative's own bad faith or willful misconduct. By the acceptance of its portion of the Merger Shares, each Stockholder shall be deemed to have agreed that the reasonable and customary fees and expenses incurred by the Stockholder Representative in the exercise of his right or the performance of his duties hereunder (including reasonable attorneys' fees and expenses and the fees and expenses of accountants and other experts) shall be borne by the Stockholders based on their pro rata portion of the Escrow Shares, and each Stockholder agrees to promptly reimburse the Stockholder Representative with respect to such amounts.


                                   ARTICLE VII

                                   TERMINATION

      7.1   Termination.
            -----------

      This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Hotpaper:

          (a) by mutual agreement of GOAM, Sub and Hotpaper;

          (b) by GOAM, if there has been a breach by Hotpaper of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Hotpaper which is material and which Hotpaper fails to cure within five (5) business days after notice thereof is given by GOAM (except that no cure period shall be provided for a breach by Hotpaper which by its nature cannot be cured);

          (c) by Hotpaper, if there has been a breach by GOAM or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GOAM or Sub which is material and which GOAM or Sub, as the case may be, fails to cure within five (5) days after notice thereof is given by Hotpaper (except that no cure period shall be provided for a breach by GOAM or Sub which by its nature cannot be cured);

          (d) by GOAM or Hotpaper, if the Merger shall not have been consummated on or before August 31, 2000;

          (e) by GOAM or Hotpaper if the required approval of the stockholders of Hotpaper contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required (i) written consent or (ii) vote upon a vote taken at the Stockholders' Meeting or at any adjournment thereof; or

          (f) by GOAM or Hotpaper if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

          (g) Where action is taken to terminate this Agreement pursuant to this
     Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action. In the event of the termination of this Agreement, all further obligations of the parties under this Agreement (other than the provisions of this Section 7.1, Section 4.13 and Section 4.16) shall forthwith be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for any breach of this Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1   Non-solicitation.
            ----------------

      From the date hereof until the Closing Date, Hotpaper, its stockholders and their respective agents shall not directly or indirectly solicit or negotiate with any person or accept any proposal relating to the sale of the capital stock of Hotpaper representing fifty percent (50%) or more of the outstanding voting securities, assets or business of Hotpaper.

      8.2   Survival of Representations, Warranties and Agreements.
            ------------------------------------------------------

      All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall survive the consummation of the Merger for a period of twelve (12) months, except for representations and warranties relating to tax matters which such representations and warranties shall survive for the duration of the applicable statute of limitations.

      8.3   Amendment.
            ---------

      This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the stockholders of Hotpaper; provided that following approval of the Merger by the stockholders of Hotpaper, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4   Extension; Waiver.
            -----------------

      At any time prior to the Effective Time of the Merger, each of Hotpaper and GOAM may, to the extent legally allowed, (a) extend the time for the performance of any of the


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


obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.5   Notices.
            -------

      All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a) if to GOAM or Sub, to:

              GoAmerica, Inc.
              401 Hackensack Avenue
              Hackensack, New Jersey 07601
              Attention: Mr. Aaron Dobrinsky
              Telecopy No.: (201) 996-1772
              Telephone No.: (201) 996-1717

              with a copy to:

              Buchanan Ingersoll Professional Corporation
              650 College Road East
              Princeton, New Jersey 08540
              Attention: David J. Sorin, Esq.
              Telecopy No.: (609) 520-0360
              Telephone No.: (609) 987-6800

          (b) if to Hotpaper, to:

              Hotpaper.com, Inc.
              33 New Montgomery Street
              Suite 1040
              San Francisco, California 94105
              Attention: Mr. Kevin Warnock
              Telecopy No.: (415) 677-0705
              Telephone No.:(415) 677-9990
              with a copy to:

              Cooley Godward LLP
              5 Palo Alto Square
              3000 El Camino Road
              Palo Alto, California 94306

              Attention: Eric C. Jensen, Esq.
              Telecopy No.: (650) 849-7400
              Telephone No.: (650) 843-5000

          (c) if to any Stockholder or the Stockholder Representative at the address therefor set forth on the signature page hereto.

      8.6   Interpretation.
            --------------

      When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.7   Counterparts.
            ------------

      This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      8.8   Entire Agreement.
            ----------------

      This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

      8.9   No Transfer.
            -----------

      This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.10  Severability.
            ------------

      If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

      8.11  Other Remedies.
            --------------

      Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

      8.12  Further Assurances.
            ------------------

      Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      8.13  Absence of Third Party Beneficiary Rights.
            -----------------------------------------

      No provision of this Agreement or the schedules or exhibits hereto is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, employee (except for agreements to provide severance to employees pursuant to Section 4.12 hereof), partner or any party hereto or any other person or entity unless specifically provided otherwise herein or in the Exhibits hereto, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

      8.14  Mutual Drafting.
            ---------------

      This Agreement is the joint product of GOAM and Hotpaper, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of GOAM and Hotpaper, and shall not be construed for or against any party hereto.

      8.15  Governing Law.
            -------------

      This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to its choice of law principles).

      8.16  Knowledge.
            ---------

      As used in this Agreement, the expression "to Hotpaper's knowledge" means that the officers, directors and those employees listed on Exhibit 8.16 of Hotpaper, after due inquiry, have actual awareness or knowledge of such matter.

      IN WITNESS WHEREOF, GOAM, Sub and Hotpaper have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        GOAMERICA, INC.

                                        By: /s/ Joseph Korb
                                            ------------------------------
                                            Name:  Joseph Korb
                                            Title: Executive Vice President


                                        GOAMERICA ACQUISITION II CORP.

                                        By: /s/ Aaron Dobrinsky
                                            ------------------------------
                                            Name:  Aaron Dobrinsky
                                            Title: President


                                        HOTPAPER.COM, INC.

                                        By: /s/ Kevin L. Warnock
                                            ------------------------------
                                            Name:  Kevin L. Warnock
                                            Title: Founder, President and
                                                   Chief Executive Officer